UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |  |
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|  |  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CNB CORPORATION
(Name of Registrant as Specified in Its Charter)

Willis J. Duncan, W. Jennings Duncan ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
____________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
____________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
____________________________________________________________________________

(5)	Total fee paid:
____________________________________________________________________________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
____________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
____________________________________________________________________________

(3)	Filing Party:
____________________________________________________________________________

(4)	Date Filed:
____________________________________________________________________________

Willis J. Duncan	W. Jennings Duncan
1207 Fifth Avenue	515 Tenth Avenue
Conway, South Carolina 29526	Conway, South Carolina 29526
dunc06@sccoast.net
(843) 248-4119

                                                                March 22, 2006

     Re: Annual Meeting of CNB Corporation Shareholders and Election of Directors

Dear Shareholder,

        We are writing to update you on the upcoming annual shareholders meeting of CNB Corporation (the “Company”) which is currently scheduled for May 9, 2006. In our letter of September 12, 2005, we sought your support on a Non-Binding Referendum demanding that Directors Cutts, Dusenbury, Hucks, Lovelace and Smith (the “Group of Five”) void certain actions taken on June 14, 2005, and requesting the Group of Five resign their Board seats. On October 6, 2005, we wrote to you and reported that we had received signed copies back from shareholders in support of the Non-Binding Referendum representing more than a majority of the Company’s shares.

        The Group of Five has not voided the actions taken on June 14, 2005 or resigned as directors of the Company. Consequently, we have given notice to the Company that at the annual meeting of the Company’s shareholders we will nominate for election as directors:

        Willis J. Duncan; Edward T. Kelaher; and George F. “Buddy” Sasser.

        As shareholders, you are the owners of the Company and need to be heard on who you want to elect to the Board to manage your Company. We would appreciate your future support for our nominees and not the nominees for these positions put forward by certain members of the Board of Directors of the Company.

        We will file with the SEC and then send to you a Proxy Statement that will give you more information about the issues and our director nominees. In the meantime, we ask that you not return any Proxy Card that you receive from the Company. After reading the Proxy Statement that we will send you, we will ask that you sign and return to us the Proxy Card that you will receive with our Proxy Statement.

        We thank you for your support and encouragement.

Sincerely Yours,

Willis J. Duncan                            W. Jennings Duncan

CERTAIN INFORMATION CONCERNING PARTICIPANTS

These materials are being sent by Willis J. Duncan and W. Jennings Duncan, who intend to participate in the solicitation of proxies for the election of directors at the Company’s next annual shareholders meeting. They intend to file with the SEC a proxy statement and other relevant documents in support. INVESTORS ARE URGED TO READ THE PROXY STATEMENT IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A description of Willis Duncan’s and Jennings Duncan’s interests in the Company and this solicitation is provided in a Schedule 13D which they filed with the Securities and Exchange Commission on September 6, 2005 and amended on March 21, 2006, which is incorporated herein by reference. You can obtain a copy of the 13D and the proxy statement if and when one is filed by the participants free of charge at the SEC’s website at www.sec.gov. As director nominees, Edward T. Kelaher and George F. “Buddy” Sasser are deemed to be participants in the solicitation. Mr. Kelaher is an attorney in the firm of Kelaher, Connell & Conner, PC and is the minister at All Saints Parish, Waccamaw, Episcopal Church in Pawleys Island, SC. He owns 165 shares of the Company’s common stock. Mr. Sasser, prior to retiring in 1999, among other things coached football at Conway High School, Appalachian State University, Wofford College and East Tennessee State; was athletic director at Conway High School, Wofford College, East Tennessee State and Coastal Carolina University; and was Commissioner of the Big South (NCAA) Conference. He holds 619 shares of common stock of the Company, and his wife holds 665 shares.